UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2024

ContextLogic Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39775	27-2930953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2648 International Blvd., Ste 115
Oakland, California		94601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 965-8476

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	LOGC	Nasdaq Global Select Market
Preferred Stock Purchase Rights	N/A	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

On September 24, 2024, the Audit Committee (the “Audit Committee”) of the Board of Directors of ContextLogic Inc. (the “Company”), dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, effective immediately.

The audit reports of PwC on the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2022, and December 31, 2023, did not contain an adverse opinion or a disclaimer of opinion, nor were the reports on the Company’s consolidated financial statements qualified or modified as to uncertainty, audit scope or accounting principles.

In addition, in connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2022, and December 31, 2023, and during the subsequent interim periods through September 24, 2024, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such years. During the fiscal years ended December 31, 2022 and December 31, 2023 and the subsequent interim periods through September 24, 2024, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, material weaknesses existed as of December 31, 2023, which remained outstanding as of March 31, 2024 and June 30, 2024. As of such periods, the Company did not design and maintain (a) an effective control environment, specifically, the Company did not (i) provide sufficient management oversight and ownership over the internal control evaluation process or (ii) hire and train sufficient competent personnel to support the Company’s internal control objectives and (b) effective controls over information technology general controls for information systems and applications that are relevant to the preparation of the consolidated financial statements, including a lack of sufficient user access controls, program change management controls, and computer operations controls. These reportable events were discussed among the Audit Committee and PwC. PwC has been authorized by the Company to respond fully to the inquiries of BPM LLP (“BPM”), the successor independent registered public accounting firm, concerning these reportable events.

The Company provided PwC with a copy of the disclosures contained in this Current Report on Form 8-K and requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of PwC’s letter, dated September 26, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm.

On September 24, 2024, the Audit Committee, after conducting a competitive process to evaluate and select the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, approved the selection of BPM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to the completion of standard acceptance procedures.

During the Company’s fiscal years ended December 31, 2022 and December 31, 2023, and the subsequent interim periods through September 24, 2024, neither the Company nor anyone on its behalf consulted with BPM with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by BPM that BPM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a disagreement or a reportable event (as those terms are described in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter of PricewaterhouseCoopers LLP, dated September 26, 2024, to the Securities and Exchange Commission.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContextLogic Inc.

Date:	September 26, 2024	By:	/s/ Rishi Bajaj
Rishi Bajaj Chief Executive Officer Principal Executive Officer